UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

MAJULAH INVESTMENT, INC.

(Exact name of registrant as specified in its charter)

Date: November 16, 2017

Delaware	6531	00-0000000
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

276 5th Avenue, Suite 704

New York, NY 10001

+1 347-305-2121

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V Financial Group, LLC

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: Jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	2,000,000	$0.10	$200,000	$23.18

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES BEING REGISTERED HEREIN MAY NOT BE SOLD UNTIL THIS REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

Majulah Investment, Inc.

2,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Majulah Investment, Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by the OTC Markets Group. There is no assurance that the shares will ever be quoted on the OTCQB. To be quoted on the OTCQB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares. The company has no present plans to be acquired or to merge with another company nor does the company, nor any of its shareholders, have plans to enter into a change of control or a similar transaction.

We are offering 2,000,000 shares of our common stock for sale in this prospectus. All of the proceeds of this offering will go directly to the company. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Ding Jie Lin. Mr. Lin will not receive any commissions or proceeds for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a fixed price of $0.10 per share for the duration of the Offering. Assuming all of the 2,000,000 shares being offered by the Company are sold, the Company will receive $200,000 in gross proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will automatically terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at our discretion terminate the offering at any time.

In their audit report dated June 15, 2017, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

Our sole officer and director Ding Jie Lin owns 100% of the shares of our issued and outstanding capital stock.

Our business activities are currently being paid for by Ding Jie Lin. All expenses incurred in this offering, which we estimate to be $55,511, are being paid for by Ding Jie Lin. All payments made on behalf of the Company by Mr. Lin including but not limited to the offering are considered loans to the Company. All expenses paid by the Company post-offering will come from post-offering proceeds if the offering is successful. If post-offering proceeds or revenue are insufficient to pay Company expenses, then Mr. Lin has agreed to pay expenses that have incurred. None of the proceeds from this offering will be used to reimburse Mr. Lin for expenses relating to this offering. None of the proceeds from this offering will be used to pay our sole officer and director any salary, bonuses, or monetary rewards.

The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is November 16, 2017.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This offering will automatically terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at our discretion terminate the offering at any time.

Dealer Prospectus Delivery Obligation

Until 90 days after the effective date of this registration statement, or prior to the expiration of 90 days after the first date upon which these securities are bona fide offered to the public by us, or through an underwriter after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

In this Prospectus, “Majulah,” “Majulah Investment,”the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Majulah Investment, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending February 28th. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 9, and the financial statements in their entirety, before making an investment decision.

The Company

Majulah Investment, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on August 31, 2016.

The Company is an early stage Company that intends to provide property management services to retail, commercial, and residential properties in major cities and hubs globally. The Company has an initial focus on the Asian and US markets.

Our mailing address is 120 Pall Mall, St. James's, London SW1Y 5EA, United Kingdom.

Our activities have been limited to developing our business and financial plans. At present we have not yet begun generating any revenue.

There is the possibility we may be unable to fully fulfill or carry out our intended business operations and that you may lose your entire investment if this should occur. There are a substantial number of steps that we need to take to fulfill our business plan.

We will receive proceeds from the sale of 2,000,000 shares of our common stock and intend to use the proceeds from this offering for general working capital. We will need to raise additional funds in the future to fully implement our business plan. There is uncertainty that we will be able to sell any of the 2,000,000 shares being offered herein by the Company.

In their audit report dated June 15, 2017, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our sole officer and director, Mr. Ding Jie Lin, may be unwilling or unable to loan or advance any additional capital to us, we may be required to suspend or cease the implementation of our business plan.

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 20,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding as of the date of this Registration Statement.

Through this offering we will register a total of 2,000,000 shares. These shares represent 2,000,000 additional shares of common stock to be issued by the Company.

We will sell the 2,000,000 shares of common stock that we are registering herein at a fixed price of $0.10 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all of the proceeds from this offering.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company	2,000,000 shares of common stock, at a fixed price of $0.10 offered by the Company in a direct public offering. This fixed price applies at all times for the duration of this offering. This offering will automatically terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may, at our discretion, terminate the offering at any time.

Offering price per share	The Company will sell the shares at a fixed price of $0.10 per share for the duration of this Offering.

Number of shares outstanding before the offering of common stock	20,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	22,000,000 common shares will be issued and outstanding.

The minimum number of shares to be sold in this offering.	None.

Market for the common shares	There is no public market for the common shares. We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

Termination of the Offering	This offering will automatically terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 2,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days or terminate the offering at any time. We may continue to offer securities to parties with which the Company has entered into contractual agreements in advance of termination.

Registration Costs	We estimate our total offering registration costs to be approximately $55,511.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

*Our sole Officer and Director, Ding Jie Lin owns 100% of the shares of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The tables and information below are derived from our financial statements.

Majulah Investment, Inc., a Delaware corporation

BALANCE SHEET

As of February 28, 2017
ASSETS
TOTAL ASSETS	$-

LIABILITIES & STOCKHOLDER’S DEFICIT
Current Liabilities

Accrued Expenses	$154,515
Loan from sole director	50,052
Total Current Liabilities	204,567

Stockholders’ Deficit

Preferred stock ($.0001 par value, 20,000,000 shares authorized, none issued and outstanding as of February 28, 2017)	-
Common stock ($.0001 par value, 500,000,000 shares authorized, 20,000,000 shares issued and outstanding as of February 28, 2017)	2,000
Additional Paid in Capital	515
Accumulated Deficit	(207,082)
Total Stockholder’s Deficit	(204,567)

TOTAL LIABILITIES & STOCKHOLDER’S DEFICIT	$-

STATEMENT OF OPERATIONS

August 31, 2016 (Inception) through February 28, 2017

Operating Expenses

General & Administrative Expenses	$207,082
Total Operating Expenses	207,082

Net loss	$(207,082)
Net loss Per Common Share- Basic and Diluted	(0.01)
Weighted average number of common shares outstanding- Basic and Diluted	20,000,000

Majulah Investment, Inc.

Balance Sheet

	As of August 31, 2017 (Unaudited)	As of February 28, 2017
ASSETS
TOTAL ASSETS	$-	$-

LIABILITIES & STOCKHOLDER’S DEFICIT
Current Liabilities

Accrued Expenses	$153,600	$154,515
Loan from sole director	55,542	50,052
Total Current Liabilities	209,142	204,567

Stockholder’s Deficit

Preferred stock ($.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of August 31, 2017 and February 28, 2017)	-	-
Common stock ($.0001 par value, 500,000,000 shares authorized, 20,00,000 shares issued and outstanding as of August 31, 2017 and February 28, 2017)	2,000	2,000
Additional Paid in Capital	515	515
Accumulated Deficit	(211,657)	(207,082)
Total Stockholder’s Deficit	(209,142)	(204,567)

TOTAL LIABILITIES & STOCKHOLDER’S DEFICIT	$-	$-

Majulah Investment, Inc.

Statements of Operations

(Unaudited)

	Six Months Ended August 31, 2017	Period from August 31, 2016 (Inception) to August 31, 2016
Operating Expenses
General and Administrative Expenses	4,575	56,067
Total Operating Expenses	4,575	56,067
Net Loss	$(4,575)	$(56,067)
Basic and Diluted Loss Per Share	$(0.00)	$(0.00)
Weighted average number of common shares outstanding	$20,000,000	$20,000,000

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our product line, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

We have no cash and/or cash equivalents. As a result we have been and will continue to be reliant upon our sole Officer and Director, Ding Jie Lin, to fund our operations. We believe our sole Officer and Director will continue to fund our operations although there is no guarantee that he will do so.

We have generated no revenues to date since our inception. Our independent registered public accounting firm, MaloneBailey, LLP has issued a going concern opinion in their audit report in regards to our operations.

In their audit report our PCAOB auditor MaloneBailey, LLP issued a going concern opinion in regards to our operations. The going concern was issued due to the fact we have suffered a net loss and do not have a source of revenue to cover our operations which raises substantial doubt about our ability to continue. The going concern issued by our independent auditor may have a negative impact on the value of our common stock, although the extent of this negative impact is not known at this time. Additionally, we may have a more difficult time obtaining financing as a result of the going concern.

Our Sole Officer and Director, Ding Jie Lin, lacks experience in and with the reporting and disclosure obligations of publicly-traded companies.

While we rely heavily on Ding Jie Lin, he lacks experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an officer or director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our sole officer and director’s ultimate lack of experience with publicly-traded companies and their reporting requirements in general.

The management of the Company consists of one person. With the exception of our Sole Officer and Director we have no employees.

Ding Jie Lin is the sole officer and director of the Company and is also the sole shareholder in the Company. Currently, he is also our only employee. Ding Jie Lin possesses unique skills, knowledge and expertise in the business of the Company. As such, one person without the advice or counsel of a larger board or management team makes all business decisions of the Company. The Company is reliant on the good business judgment of Mr. Lin for the development of current and future operations.

If Mr. Lin is unable or unwilling to continue in such positions with the Company, his loss would be a significant and material adverse consequence for the Company. Such changes might be disruptive to the business of the Company and might impede the execution of the business strategy. There is no assurance that the Company would be able to locate new management to fill such a void. Any failure to attract and retain qualified executives could negatively affect the business of the Company.

The Company is reliant upon management, which currently consists only of our Sole Officer and Director, for all operations and business decisions.

Due to the fact that our management is comprised of one individual all decisions with respect to the management of the Company will be made by our Sole Officer and Director, including (but not limited to) operations, marketing, advertising and general development of operations. In the event of dissolution, death, retirement or other incapacity of our Sole Officer and Director, the business and operations of the Company may be adversely affected.

The real property management industry is subject to regulators from various local, state and national jurisdictions.

Barriers to entry may exist depending upon varying local & foreign policies in the Company’s respective industry. In the real estate management industry, these policies and regulations include licensing procedures, prescribed fiduciary responsibilities and anti-fraud prohibitions. In addition, property managers are also indirectly subject to various real estate specific laws including zoning, ordinances and licensing requirements. Unanticipated changes in the current regulatory climate could adversely affect the growth of the business. In addition, failure to obtain or keep requisite licenses and permits for business operations may subject The Company to significant financial penalties and other government sanctions.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of offering property management services. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a very limited operating history. As a result, it is difficult to accurately forecast our future net sales and plan our operating expenses. This inability could cause our net income, if there is any income at all, in a given quarter to be lower than expected.

We are an early stage company with an unproven business strategy. We may never be able to fully implement our business plan or achieve profitability.

We are at an early stage of development as a company. We have generated no revenues to date and have only one employee, our sole Officer and Director. While we intend to offer property management services in the future we have no staff to offer such services at this time. We also do not have any funds, or plans to raise funds in the future, in order to hire employees. Even if we are able to secure financing to fund our operations it should be noted that we do not have a definitive marketing or advertising plan to attract potential clientele. We have a significant number of steps to take to implement our business plan. It is extremely likely we may never be able to fully implement our business plan or achieve profitability.

Our future intended operations in China and any assets we may obtain in China are subject to significant political and economic uncertainties.

Government policies are subject to rapid change and the government of the China may adopt policies which have the effect of hindering private economic activity and greater economic decentralization.  There is no assurance that the government of China will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies of economic reform.  In addition, a substantial portion of productive assets in China remains government-owned.  For instance, all lands are state owned and business entities or individuals are granted by government state-owned land use rights.  The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our business.  The government of China also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies.  Uncertainties may arise with changing of governmental policies and measures.  In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

Because we intend to make our services available in areas outside the United States, such as in China, currency fluctuation(s) may negatively impact your investment.

Fluctuation in the value of foreign currencies may have an adverse effect on your investment. For instance, the value of the RMB against the U.S. dollar, Euro and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. To the extent that the Company needs to convert U.S. dollars into RMB or other currencies for its operations, appreciation of the Southeast Asian currencies against the U.S. dollar would have an adverse effect on the foreign currency amount the Company would receive from the conversion. Conversely, if the Company decides to convert its foreign currency into U.S. dollars for the purpose of making payments for dividends on its ordinary shares or for other business purposes, appreciation of the U.S. dollar against the foreign currency would have a negative effect on the U.S. dollar amount available to the Company. These and other effects on the Company’s financial data resulting from fluctuations in the value of foreign currency against the U.S. dollar could have a material adverse effect on the market price of the Company’s services and shareholders’ investments.

Our President and CEO, Ding Jie Lin is also the President and CEO of Global Fund Investment, Ltd., a United Kingdom company. Mr. Lin’s other business interests may result in him being unable to devote enough hours to the Company to further advance operations.

Our President and CEO, Ding Jie Lin is also the President and CEO of Global Fund Investment, Ltd. Mr. Lin’s other business interests may result in him being unable to devote enough hours to the Company to further advance operations. Despite Mr. Ding Jie Lin’s other business ventures he believes he is still able to devote 40 hours per week to the Company’s operations however, there is the possibility that he may not be able to do so. If this were to occur it could negatively impact our operations and could cause our results of operations to suffer as a result.

Due to the fact that our officer(s) and director(s) reside outside the United States our shareholders may have difficulties effecting service of process against them.

The difficulties shareholders could face when attempting to effect service of process against our foreign officers and directors include, but are not limited to, the following:

-	Effecting service of process within the United States;
-	Enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;
-	Enforcing judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws in foreign courts against your officers; and
-	Bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against your officers.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTCBB. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, of which 20,000,000 shares are issued and outstanding as of the date of this registration statement. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue 20,000,000 shares of Preferred Stock. We have no shares of preferred stock outstanding, however the issuance of any of our preferred stock may have super voting rights that could influence the value of your investment.

We do not currently intend to pay dividends on our common stock and consequently your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $75,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Majulah Investment, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC MarketPlace. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC MarketPlace does not have any listing requirements per se, to be eligible for quotation on the OTC MarketPlace, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC MarketPlace. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC MarketPlace that become delinquent in their required filings may be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $55,511. We will have to utilize funds from our sole Officer and Director, who has verbally agreed to loan the company funds to complete the registration process. We are required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCQB MarketPlace which is part of the OTC Markets Group. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $75,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC MarketPlace.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The Company is an early stage Company and was incorporated in the State of Delaware on August 31, 2016. As of our fiscal year end February 28, 2017 and our most recent quarter end August 31, 2017, we have not conducted any substantive business activities relating to our business plan.

To date the Company has generated no revenues and has only incurred operating losses. From inception, August 31, 2016 to February 28, 2017, our fiscal year end, the Company experienced a loss from operations of $207,082. This net loss is attributable to professional fees and consulting fees. For the six months ended August 31, 2017 we experienced a net loss of $4,575 which is attributable to professional fees and consulting fees.

We believe we need substantial capital to implement our business plan. The funds raised from this offering, if any, may be inadequate to implement our business plan going forward. We have been utilizing and may utilize funds from our sole Officer and Director Ding Jie Lin, who has informally agreed to contribute funds “on a need be basis” to allow us to pay for filing fees, and professional fees that we may incur. Mr. Lin however, has no formal commitment, arrangement or legal obligation to contribute or loan funds to the company.

Future Plans

The Company intends to earn revenues from fees derived from property management services offered to commercial, retail, and residential properties. The Company has plans to operate globally but intends to first focus its efforts in China.

Alternative Financial Planning

The Company does not anticipate that it will generate revenue sufficient to cover its operating expenses in the foreseeable future. The Company has no alternative financial plans at the moment with the exception of this offering. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

INDUSTRY OVERVIEW

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Property Management Industry

According to Savills PLC, a global real estate services provider, the global real estate market is valued at over 217 trillion dollars, over 2.7 times the worlds GDP. It also makes up roughly 60% of mainstream global assets. We believe this huge market results in a big demand for property management services. In our opinion it is quite common for property owners to vet out property management servicers to oversee and manage their properties.

We believe that one of the most popular and growing markets that is seeing growth in real estate development, and in turn a need for property management services, is China. Through recent years China has experienced a great rise in the middle class propelling growth in domestic companies. We believe this has resulted in an increase in manufacturing facilities, commercial development, and residential living in major cities such as Beijing and Shanghai.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Majulah Investment, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on August 31, 2016.

On August 31, 2016, Ding Jie Lin was appointed President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and Director of the Company.

On August 31, 2016, the Company issued 20,000,000 shares of restricted common stock with a par value of $.0001, to Ding Jie Lin, our President, CEO and CFO. The shares were issued in exchange for developing our business plan.

Business

We have no present plans to be acquired or to merge with another company nor does the company, nor any of its shareholders, have plans to enter into a change of control or a similar transaction.

The Company is an early stage Company that intends to provide property management services to retail, commercial, and residential properties in major cities and hubs globally, with an initial focus on areas in China. There is the possibility that in the future we may also seek to acquire a property we own and manage with our own staff.

Through our property management services we seek to take the burden off current property owners to upkeep and manage their own properties by doing this for them in exchange for fees. We may also seek to take a percentage of revenue generated from such properties in cases in which the property owners may be collecting rent or other income from the property.

The property management services that we intend to offer include but are not limited to:

●	Landscaping
●	Maintenance, Repairs and Remodeling
●	Cleaning; Interior and Exterior of Property
●	Period Inspections of Property
●	Marketing Services; such as for filling vacancies
●	Facilitate positive Relationships with tenants
●	Tenant Screening; selection; background checks
●	Tenant Management and Collection of Rent; Enforcement of late fees
●	Financial and Accounting Services; Management
●	Structuring Leases and Rental Agreements
●	Enforcement of lease covenants
●	Arrears Management
●	Collection and payment of Property Tax & Insurance; Payment of Bills
●	Vetting out third party service providers for services not offered by us and ensuring third party service providers fulfill their obligations agreed upon.

*It should be noted that we may decide against offering some of the above services and may also decide to offer services not listed.

We strongly believe that the services we will offer will increase the value of our potential future clients’ properties and will make us an attractive option for long term services and contracts. We also believe that we may able to secure long term contracts by effectively managing such properties in the future. We hope that by offering a premium quality of service that we may be able to position ourselves to obtain a percentage of income from revenue generating properties depending on how we negotiate the terms of our contracts and services.

We believe we need at least $50,000 to implement our proposed operations.

Plan of Operation

Operating Plan for First Year of Operation - Outsourcing to Third Party Vendors

For the first twelve months of operation, or until the Company has generated funds sufficient to hire staff, equipment, and other assets necessary to perform business services in-house, the Company will at the outset utilize the existing relationships of its control shareholder and sold director, Mr. Ding Jie Lin, to outsource its projects to third-party vendors who will offer facilities management, leasing, maintenance and related services to the Company at a discounted market rate. The Company intends to pass these savings on to its client base, and generate profit and brand recognition therefrom. The Company intends to use paid-up capital of its securities to advance costs associated with this plan, for items including marketing and travel expenses and other operating expenses. If no such funds are obtained, the Company will seek out debt financing or other instruments to fund operations prior to profitability. If, in the event we are unable to raise funds, Mr. Lin has orally agreed to continue to fund our operations until we are able to do so. Any funds paid by Mr. Lin will be considered as a loan to the Company.

Over time, the Company intends to hire employees and offer services such as lease administration, property management and maintenance in-house. The Company anticipates becoming fully staffed for in-house operations within three years after consummation of business activities and operations. The company has provided a detailed plan below outlining its intended operations over the next four quarters:

Operations through December 31, 2017

The Company intends during this period to purchase office equipment to support daily operation, including office furniture, printer, photocopy machine, and computers. The Company estimates total cost for these items to equal approximately $20,000.00, which will be paid by proceeds from the offering. If proceeds or revenue are insufficient to cover the expense, Mr. Lin has agreed to pay the expense as a loan to the Company.

During this period, the Company also intends to hire employees to join the Company to enhance the Company’s operational activities. However, to manage costs, at the outset the Company will outsource most labor & services. The Company is planning to hire a finance executive to manage the financial aspect of the company including budgeting and cost planning. The cost will budget an expected $4,000 per month which will be paid by proceeds from the offering. If proceeds or revenue are insufficient to cover the expense, Mr. Lin has agreed to pay the expense as a loan to the Company. We will also begin to develop a website that is estimated to cost $5,000. If proceeds or revenue are insufficient to cover the expense, Mr. Lin has agreed to pay the expense as a loan to the Company.

Marketing Operations from January 1, 2018 through to September 30, 2018

The Company led by our director and CEO Mr. Ding Jie Lin, will start to engage clients through Mr. Lin’s network to generate operating capital. To secure target clientele, the Company will implement its marketing strategy, which shall include dedicated website with search engine optimization, print & media advertisement, organized events and participation in exhibitions throughout ASEAN community. The Company estimates a total marketing budget of approximately $3,000 USD per quarter. If proceeds or revenue are insufficient to cover the expense, Mr. Lin has agreed to pay the expense as a loan to the Company.

Potential Clientele

We have identified several potential real estate properties located primarily in, Beijing, Shanghai and the Greater Xi’an, China that we believe our proposed services may be of great appeal.

One of them is based in Shanghai, the Badaitou Project, a 720,000 sqm mixed development project set along Shanghai’s scenic Huangpu River and gateway to its East Bund business cluster. Supported under China Central Government’s reurbanization program, this project which is located above a Shanghai Metro Station and a mere 10-minute drive to the Lujiazui CBD, has a gross development cost of RMB 20 billion. When completed, this project will transform the site into Shanghai’s new Financial Silicon Valley with Leisure Eco System to complement the existing Lujiazui CBD in the south. The project is probably the last such sizeable project within the Inner Ring Road encircling the core of Shanghai.

The Beijing Taipeng Mansion is a 38,000 sqm office building located in the Silicon Valley of Zhongguancun, Beijing. This recently completed 14 floor building constructed in 2008 is also within the education heart of Beijing; with top-notch Peking and Tsinghua University within a 3 km radius. It is fully leased; mostly to occupants in financial, education or IT sectors as well as SMEs. It has several notable tenants including Minsheng Bank, Xiamen Bank, Sina and Kaixin.

Nearby is the Beijing Longqi Plaza, a new mixed development project completed in 2013. Tower 1 is a 25 floor building accommodation an office block of 52,000 sqm as well as a 100 room hotel of 11,000 sqm. Within a 800 meter radius are 3 stations on 2 lines of the Beijing Metro; one of them an interchange station while the one station is a just a mere 350 meters away. At the edge of the Zhongguancun but still within Haidian, Beijing; it is close to both the IT and Educational hub of Beijing as well as the outlying manufacturing hubs in Changping and Langfang. Tenants are starting to move in with the China national Patent Office as well as Bank of China recently settling in.

Slightly to the south, is the Beijing Yongtaiyuan Building. Close to the Badaling Expressway and North 5th Ring Road as well as within 200 meters of a Beijing Metro Station. Its excellent location in Haidian is within the IT and Education hubs of Beijing and smallish 5,000 square miles appeals to SME tenants who prefer a fuss free basic office as well as those who prefer more affordable rentals. At 5 floors with a roof garden, there is a bank branch as well as a 50 room budget hotel and fitness center.

The above mentioned properties and projects are all part of or located in what we would refer to as high growth areas. These are areas that we believe will harbor or illicit immediate growth in and around the surrounding area(s). While speculative we seek to offer our property management services to the above or neighboring properties in the future, should we be able to acquire a staff that is qualified and can handle the service demand of a large property or properties such as those above.

On October 6, 2017 we entered into an agreement with JLA Holdings PTE. LTD., a Peoples of Republic of China corporation, whereas we will manage a property owned by JLA at Block 13A Yongtaiyuan, Haidian District, Beijing, China with a GFA of 4,974.25 square meters. This agreement is included herein as exhibit 10.1.

Employees

We currently have one employee, our sole Officer and Director, Ding Jie Lin. Mr. Lin believes he has the flexibility to work on our business up to 40 hours per week, but is prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our Officers/or Directors and or employees.

Property

We have no properties and at this time have no agreements at this time to acquire any properties.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the use of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $200,000 as anticipated.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	500,000	1,000,000	1,500,000	2,000,000
Gross Proceeds	$50,000	$100,000	$150,000	$200,000

Net Offering Proceeds	$50,000	$100,000	$150,000	$200,000

Expenditures
Office Equipment	$20,000	$20,000	$20,000	$20,000
Employee(s)	$15,000	$45,000	$65,000	$85,000
Working Capital	$10,000	$30,000	$60,000	$90,000
Website Development	$5,000	$5,000	$5,000	$5,000

Total Expenditures	$50,000	$100,000	$150,000	$200,000

Net Remaining Proceeds	$-	$-	$-	$-

All payments made on behalf of the Company by Mr. Lin including but not limited to the offering are considered loans to the Company. All expenses paid by the Company post-offering will come from post-offering proceeds if the offering is successful. If post-offering proceeds or revenue are insufficient to pay Company expenses, then Mr. Lin has agreed to pay expenses that have incurred. None of the proceeds from this offering will be used to reimburse Mr. Lin for expenses relating to this offering. None of the proceeds from this offering will be used to pay our sole officer and director any salary, bonuses, or monetary rewards.

General working capital may include but is not limited to capital allocated towards paying professional fees, operating expenses, consulting fees, and fees incurred as a result of maintaining our reporting requirements.

We may need additional funds to implement our business plan.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be seeking to obtain a listing on the OTCQB. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.10 per share. The below dilution table was calculated based on our book value as of our most recent fiscal year end.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering (values are rounded to nearest hundredths place):

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(75% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$0.10	$0.10	$0.10	$0.10
Book Value Per Share Before the Offering	$(0.01)	$(0.01)	$(0.01)	$(0.01)
Book Value Per Share After the Offering	$(0.01)	$(0.01)	$0.00	$0.00
Net Increase to Original Shareholders	$0.00	$0.00	$0.01	$0.01
Decrease in Investment to New Shareholders	$0.11	$0.11	$0.10	$0.10
Dilution to New Shareholders (%)	110%	110%	100%	100%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(204,567)
Net proceeds from this offering	200,000
$(4,567)
Denominator:
Shares of common stock outstanding prior to this offering	20,000,000
Shares of common stock to be sold in this offering (100%)	2,000,000
22,000,000

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(204,567)
Net proceeds from this offering	150,000
$(54,567)
Denominator:
Shares of common stock outstanding prior to this offering	20,000,000
Shares of common stock to be sold in this offering (75%)	1,500,000
21,500,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(204,567)
Net proceeds from this offering	100,000
$(104,567)
Denominator:
Shares of common stock outstanding prior to this offering	20,000,000
Shares of common stock to be sold in this offering (50%)	1,000,000
21,000,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(204,567)
Net proceeds from this offering	50,000
$(154,567)
Denominator:
Shares of common stock outstanding prior to this offering	20,000,000
Shares of common stock to be sold in this offering (25%)	500,000
20,500,000

PLAN OF DISTRIBUTION

The Company has 20,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 2,000,000 shares of its common stock for sale at the price of $0.10 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our Sole Officer and Director Ding Jie Lin will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ding Jie Lin is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ding Jie Lin will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ding Jie Lin is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ding Jie Lin will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ding Jie Lin will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 2,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.10 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over the counter, we intend to seek to have our shares of common stock quoted on the Over the Counter MarketPlace. In order to be quoted on the OTC MarketPlace, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.10 for the duration of the offering. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.10 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company’s sole Officer and Director Ding Jie Lin will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $55,511.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Majulah Investment, Inc.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

Capitalization

Pursuant to the Company's certificate of incorporation the Company is authorized to issue 500,000,000 shares of common stock, par value $0.0001 per share, of which 20,000,000 shares are outstanding as of the date of the registration statement. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001 per share, of which none have been designated or issued.

Common Stock

The Company is authorized to issue 500,000,000 shares of common stock of which 20,000,000 are currently issued and outstanding. Holders of shares of Common Stock shall be entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

Pursuant to this offering our shareholders are not offering any shares of our common stock for resale.

Preferred Stock

The Company has 20,000,000 authorized undesignated shares of preferred stock. As of date hereof, no designation of any series of preferred stock has been created and no shares issued. The board of directors has the authority to effect a series of preferred stock and designate the rights and preferences thereto.

Market Price

There is no public market for the Company’s common stock and there is no market price for the Company's common stock.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a stock transfer agent however, in the future we do intend to use the services of Mountain Share Transfer, Inc. Their mailing address is Mountain Share Transfer, Inc. P.O. Box 191767 Atlanta, Ga. 31119. Mountain Share Transfer can be reached by phone at (303)-460-1149.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Benjamin L. Bunker Esq. of 3753 Howard Hughes Parkway, Suite 200, Las Vegas Nevada 89169.

The financial statements included in this prospectus and the registration statement have been audited by MaloneBailey, LLP, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our mailing address is 120 Pall Mall, St. James's, London SW1Y 5EA, United Kingdom. We do not own or rent any facilities. At this time we utilize the home office space of our sole Officer and Director Ding Jie Lin at no cost.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding our sole Officer and Director is below:

Majulah Investment, Inc.

NAME	AGE	POSITION
Ding Jie Lin	62	President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Director

Ding Jie Lin, Age 62 President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Director

Background of Mr. Ding Jie Lin

Ding Jie Lin serves as our sole Officer and Director. Mr. Lin was born in Indonesia and graduated with a BS in Economics & Finance from the University of Jakarta, a private university located in Jakarta, Indonesia. Mr. Lin began his career in the retail, manufacturing, trade and real estate development industries by working with and for his family’s Companies that they had founded. Over the next decade, he evolved into a veteran of real estate financing, development and investment. In 2005 he founded Global Fund Investment (UK) Limited, a private real estate investment vehicle, which focuses on operating and investing in real estate properties across Southeast Asia, notably Indonesia, Thailand, Malaysia, China and Hong Kong. Since 2005, he has led, managed and acquired projects and investments of various magnitudes across the Far East and Africa. Mr. Lin has over 15 years of experience in the field of real estate mergers & acquisitions, investment and building management.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Officer and Director believes that it is not necessary to have such committees, at this time, because the Director can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors have determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our sole Officer and Director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director of our Company does not believe that it is necessary to have an audit committee because management believes that the Board can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date, as well as the fact we only have one director.

Involvement in Certain Legal Proceedings

Our sole Officer and Director has not been involved in or a party in any of the following events or actions during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer, Ding Jie Lin, at the address appearing on the first page of this Registration Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position	Fiscal Year Ended February 28th	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ding Jie Lin, (1) Chief Executive Officer, President, Director	2016	0	0	2,000 (2)	0	0	0	0	2,000

(1) On August 31, 2016, Ding Jie Lin was appointed President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and Director of the Company.

(2) On August 31, 2016, the Company issued 20,000,000 shares of restricted common stock with a par value of $.0001, to Ding Jie Lin, our President, CEO and CFO. The shares were issued in exchange for developing our business plan.

Compensation of Directors

The table above summarizes all compensation of our directors as of our fiscal year end.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with our Sole Officer and Director.

Compensation Discussion and Analysis

Director Compensation

The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of November 16, 2017, the Company has 20,000,000 shares of common stock and no shares of preferred stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares Preferred Stock Are Able to Vote	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Ding Jie Lin	20,000,000	100.0%	0	0.0%	100.00%
5% Shareholders
N/A	-	-	-	-	-

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 31, 2016, the Company issued 20,000,000 shares of restricted common stock with a par value of $.0001, to Ding Jie Lin, our President, CEO and CFO. The shares were issued in exchange for developing our business plan.

On September 15, 2016 and September 22, 2016, our sole officer and director, Mr. Ding Jie Lin, paid $29,977 and $19,977, respectively, in consulting fees.

On August 31, 2016, the sole officer paid $98 for incorporation fees. These payments by Mr. Ding Jie Lin, on behalf of the company, are considered loans to the company. They are non-interest-bearing and are payable on demand. Total amount due as of February 28, 2017 is $50,052.

During the six months ended August 31, 2017, our sole officer and director, Mr. Ding Jie Lin, paid $5,490 in professional fees on behalf of the Company. These payments are considered loans to the Company. They are noninterest-bearing and are payable on demand. Total amount due as of August 31, 2017 is $55,542.

Following the quarter end August 31, 2017 our sole officer and director, Mr. Ding Jie Lin, paid audit and accounting fees in the amount of $3,600, on behalf of the Company.

All payments made on behalf of the Company by Mr. Lin including but not limited to the offering are considered loans to the Company. All expenses paid by the Company post-offering will come from post-offering proceeds if the offering is successful. If post-offering proceeds or revenue are insufficient to pay Company expenses, then Mr. Lin has agreed to pay expenses that have incurred.

At this time we have a Consultant, Dominic Chan, who assists our CEO at no cost.

At this time we utilize the home office space of our sole Officer and Director Ding Jie Lin at no cost.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal auditors from inception through the year end.

		August 28, 2016 (Inception) through February 28, 2017
Audit fees	MaloneBailey, LLP	$4,500
Audit related fees		-
Tax fees		-
All other fees		-

Total		$4,500

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

MAJULAH INVESTMENT, INC.

INDEX TO FINANCIAL STATEMENTS

Pages

Report of Independent Registered Public Accounting Firm	F2

Balance Sheet as of February 28, 2017	F3

Statement of Operations from August 31, 2016 (inception) through February 28, 2017	F4

Statement of Changes in Stockholder’s Deficit from August 31, 2016 (inception) through February 28, 2017	F5

Statement of Cash Flows from August 31, 2016 (inception) through February 28, 2017	F6

Notes to Financial Statements	F7-F10

-F1-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Sole Board Member and Stockholder’s

Majulah Investments, Inc.

London, United Kingdom

We have audited the accompanying balance sheet of Majulah Investments, Inc. (the “Company) as of February 28, 2017, and the related statements of operations, changes in stockholder’s deficit, and cash flows for the period from August 31, 2016 (Inception) through February 28, 2017. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Majulah Investments, Inc. as of February 28, 2017, and the results of its operations and its cash flows for the period from August 31, 2016 (Inception) through February 28, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, negative financial trends, specifically operating loss, working capital deficiency, negative cash flow from operating activities and other adverse key financial ratios which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 15, 2017

-F2-

Majulah Investment, Inc.

BALANCE SHEET

As of February 28, 2017
ASSETS
TOTAL ASSETS	$-

LIABILITIES & STOCKHOLDER’S DEFICIT
Current Liabilities

Accrued Expenses	$154,515
Loan from sole director	50,052
Total Current Liabilities	204,567

Stockholder’s Deficit

Preferred stock ($.0001 par value, 20,000,000 shares authorized, none issued and outstanding as of February 28, 2017)	-
Common stock ($.0001 par value, 500,000,000 shares authorized, 20,000,000 shares issued and outstanding as of February 28, 2017)	2,000
Additional Paid in Capital	515
Accumulated Deficit	(207,082)
Total Stockholder’s Deficit	(204,567)

TOTAL LIABILITIES & STOCKHOLDER’S DEFICIT	$-

 The accompanying notes to the financial statements are an integral part of these financial statements.

-F3-

Majulah Investment, Inc.

STATEMENTS OF OPERATIONS

For the period from August 31, 2016 (inception) to February 28, 2017

Operating Expenses
General and administrative expenses	207,082
Total Operating Expenses	207,082

Net loss	$(207,082)

Net loss per common share

Basic and Diluted Net loss per share of common stock	$(0.01)

Weighted average number of common shares outstanding – Basic and Diluted	20,000,000

 The accompanying notes to the financial statements are an integral part of these financial statements.

-F4-

Majulah Investment, Inc.

STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIT

For the period from august 31, 2016 (inception) through February 28, 2017

	Common Stock	Par Value Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total

August 31, 2016 (Inception) -Shares issued for services rendered at $.0001 per share (par value)	20,000,000	$2,000	$-	$-	$2,000

Net loss for the period	-	-	-	(207,082)	(207,082)

Contributed Capital	-	-	515	-	515

Balance February 28, 2017	20,000,000	$2,000	$515	$(207,082)	$(204,567)

The accompanying notes to financial statements are an integral part of these financial statements.

-F5-

Majulah Investment, Inc.

STATEMENTS OF CASH FLOWS

For the period from August 31, 2016 (inception) to February 28, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(207,082)
Adjustments to reconcile net loss to net cash used in operating activities:
Expenses contributed to capital	515
Share based compensation	2,000
Changes in current assets and liabilities:
Accrued expenses	204,567
Net cash used in operating activities	-

Increase (Decrease) in cash	-
Beginning cash balance	-
Ending cash balance	$-

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

SUPPLEMENTAL DISCLOSURES OF NON CASH FINANCING TRANSACTIONS:
Loan to sole director for payment of expenses on behalf of the Company	$50,052

The accompanying notes to the financial statements are an integral part of these financial statements.

-F6-

Majulah Investment, Inc.

Notes to the financial statements

Note 1 – Organization and Description of Business

Majulah Investment, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on August 31, 2016 with the name Majulah Investment, Inc.

The Company has elected February 28th as its fiscal year end.

The Company is an early stage Company that intends to provide property management services to retail, commercial, and residential properties in major cities and hubs globally. The Company has an initial focus on the Asian and US markets.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at February 28, 2017 were $0.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at February 28, 2017.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of February 28, 2017 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

-F7-

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2017. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of February 28, 2017.

The Company’s stock based compensation for the period ended February 28, 2017 was $2,000.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

-F8-

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, negative cash flow from operating activities, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of February 28, 2017, the Company has incurred a net loss of $207,082 which resulted in a net operating loss carryforward of $205,082 for income tax purposes. NOLs begin expiring in 2037. The loss results in a deferred tax asset of approximately $71,779 at the effective statutory rate of 35%. The deferred tax asset has been off-set by an equal valuation allowance.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of February 28, 2017.

-F9-

Note 6 – Shareholder’s Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company had no shares of preferred stock issued and outstanding as of February 28, 2017.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 20,000,000 shares of common stock issued and outstanding as of February 28, 2017.

The Company did not have any options or warrants outstanding as of February 28, 2017.

Note 7 – Related-Party Transactions

On August 31, 2016, the Company issued 20,000,000 shares of restricted common stock with a par value of $.0001, to Ding Jie Lin, our President, CEO and CFO. The shares were issued in exchange for developing our business plan and the Company recorded $2,000 as stock compensation

On September 15, 2016 and September 22, 2016, our sole officer and director, Mr. Ding Jie Lin, paid $29,977 and $19,977, respectively, in consulting fees. On August 31, 2016, the sole officer paid $98 for incorporation fees. These payments by Mr. Ding Jie Lin, on behalf of the company, are considered loans to the company. They are noninterest-bearing and are payable on demand. Total amount due as of February 28, 2017 is $50,052.

At this time we have a Consultant, Dominic Chan, who assists our CEO at no cost.

At this time we utilize the home office space of our sole Officer and Director Ding Jie Lin at no cost.

Note 8 – Subsequent Events

In accordance with ASC 855, the Company has evaluated all subsequent events through the date these financial statements were issued, June 6, 2017, and determined that there were no subsequent events or transactions that require recognition or disclosures in the financial statements with the exception of audit fees paid by our CEO in the amount of $4,500, on behalf of the Company.

-F10-

INDEX TO FINANCIAL STATEMENTS

Pages

Balance Sheet as of August 31, 2017 (Unaudited) and February 28, 2017	F12

Unaudited Statement of Operations for the Six Months Ended August 31, 2017 and for the Period from August 31, 2016 (Inception) to August 31, 2016	F13

Unaudited Statement of Cash Flows for the Six Months Ended August 31, 2017 and for the Period from August 31, 2016 (Inception) to August 31, 2016	F14

Notes to Financial Statements (Unaudited)	F15

-F11-

Majulah Investment, Inc.

Balance Sheet

	As of August 31, 2017 (Unaudited)	As of February 28, 2017
ASSETS
TOTAL ASSETS	$-	$-

LIABILITIES & STOCKHOLDER’S DEFICIT
Current Liabilities

Accrued Expenses	$153,600	$154,515
Loan from sole director	55,542	50,052
Total Current Liabilities	209,142	204,567

Stockholder’s Deficit

Preferred stock ($.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of August 31, 2017 and February 28, 2017)	-	-
Common stock ($.0001 par value, 500,000,000 shares authorized, 20,00,000 shares issued and outstanding as of August 31, 2017 and February 28, 2017)	2,000	2,000
Additional Paid in Capital	515	515
Accumulated Deficit	(211,657)	(207,082)
Total Stockholder’s Deficit	(209,142)	(204,567)

TOTAL LIABILITIES & STOCKHOLDER’S DEFICIT	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

-F12-

Majulah Investment, Inc.

Statements of Operations

(Unaudited)

	Six Months Ended August 31, 2017	Period from August 31, 2016 (Inception) to August 31, 2016
Operating Expenses
General and Administrative Expenses	4,575	56,067
Total Operating Expenses	4,575	56,067
Net Loss	$(4,575)	$(56,067)
Basic and Diluted Loss Per Share	$(0.00)	$(0.00)
Weighted average number of common shares outstanding	$20,000,000	$20,000,000

The accompanying notes are an integral part of these unaudited financial statements.

-F13-

Majulah Investment, Inc.

Statements of Cash Flow

(Unaudited)

	Six Months Ended August 31, 2017	Period from August 31, 2016 (Inception) to August 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,575)	$(56,067)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses contributed to capital	-	-
Share based compensation	-	2,000
Changes in current assets and liabilities:

Accrued expenses	4,575	54,067
Net cash used in operating activities	-	-

Net increase in cash	$-	$-
Cash at beginning of year	-	-
Cash at end of year	$-	$-
SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES
Expenses paid by sole director on behalf of the Company (considered loans)	5,490	-

Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

-F14-

Majulah Investment, Inc.

Notes to the Financial Statements

Note 1 – Organization and Description of Business

Majulah Investment, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on August 31, 2016 with the name Majulah Investment, Inc.

The Company has elected February 28th as its fiscal year end.

The Company is an early stage Company that intends to provide property management services to retail, commercial, and residential properties in major cities and hubs globally. The Company has an initial focus on the Asian and US markets.

Note 2 – Basis of  Presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements, found in Form S-1/A filed September 27, 2017. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year.

In the opinion of management, the unaudited interim financial statements include all adjustments (consisting of normal recurring accruals) considered necessary by management to present a fair statement of the results of operations, financial position and cash flows. The unaudited interim financial statements were prepared using the same accounting policies and methods as those used in the Corporation’s audited financial statements for the year ended February 28, 2017.

Note 3 – Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, negative cash flow from operating activities, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Note 4 – Related-Party Transactions

During the six months ended August 31, 2017 and 2016, our sole officer and director, Mr. Ding Jie Lin, paid $5,490 and $0 in professional fees on behalf of the Company. These payments are considered loans to the Company. They are noninterest-bearing and are payable on demand. Total amount due as of August 31, 2017 and 2016 is $55,542 and $0.

At this time we utilize the home office space of our sole Officer and Director Ding Jie Lin at no cost.

Note 5 – Subsequent Events

On October 6, 2017 we entered into an agreement with JLA Holdings PTE. LTD., a Peoples of Republic of China corporation, whereas we will manage a property owned by JLA at Block 13A Yongtaiyuan, Haidian District, Beijing, China with a GFA of 4,974.25 square meters. This agreement is included herein as exhibit 10.1.

Subsequent to the period end, our CEO paid audit and accounting fees in the amount of $3,600 on behalf of the Company. The amount is recorded as a loan to the Company and is due on demand and non-interest bearing.

-F15-

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$11.59
Auditor Fees and Expenses	$4,500.00
Legal Fees	$1,000.00
Consulting Fees	$50,000.00
TOTAL	$55,511.59

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF OFFICER(S) AND DIRECTOR(S)

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of Global Bridge Capital, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Global Bridge Capital, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his/her conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On August 31, 2016, the Company issued 20,000,000 shares of restricted common stock with a par value of $.0001, to Ding Jie Lin, our President, CEO and CFO. The shares were issued in exchange for developing our business plan.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit Number	Description of Exhibit
3.1	Certificate of Incorporation (1)
3.2	Bylaws (1)
5.1	Legal Opinion Letter (1)
10.1	Agreement for Services (1)
23.1	Consent of Independent Accounting Firm “MaloneBailey LLP” (1)
99.1	Subscription Agreement Specimen (1)

(1) Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized at the location of London, United Kingdom, on November 16, 2017.

MAJULAH INVESTMENT, INC.

By:	/s/ Ding Jie Lin
Title:	President, CEO, CFO, CAO, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Ding Jie Lin	President, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	November 16, 2017

Signature	Capacity	Date

/s/ Ding Jie Lin	Director	November 16, 2017